UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D)

of the

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  November 6, 2008

(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-51689	88-0456274
(Commission File Number)	(I.R.S. Employer Identification No.)

2121 Sage Road, Suite 200
Houston, Texas	77056
(Address of Principal Executive Offices)	(Zip Code)

6303 Beverly Hill, Suite 210
Houston, Texas 77057
(Former name or former address, if changed since last report.)

(713) 625-7800
(Telephone number, including area code)

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(d) Election of New Director.

On November 6, 2008, Jonathan Kim was elected to serve as a member of the Board of Directors, filling the 6th Board seat.

Mr. Kim is Senior Vice President of Operations for Gringo’s Mexican Kitchen, overseeing the 8 Gringo’s restaurants along with their  new restaurant concept, Bullrito’s. Gringo’s is a full-service chain of Tex-Mex restaurants that has been in business for more than 15 years, with eight Gringo’s locations all over the greater Houston area and in San Antonio.  Mr. Kim brings to Exobox his considerable general business operations expertise and is a substantial shareholder in the Company.

The Board considers Mr. Kim not to be an independent director, as defined in Section 10A-3(b) of the Securities Exchange Act of 1934. As a non-management member of the Board, Mr. Kim will receive the same standard compensation paid to other non-management directors for service on the Board and its committees.

There are no arrangements or understandings between Mr. Kim and any other person pursuant to which he was selected as a director, and there have been no transactions since the beginning of the Company’s last fiscal year, or are currently proposed, regarding Mr. Kim that are required to be disclosed by Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By: /s/Robert B. Dillon
Robert B. Dillon, President & CEO

Dated: November 11, 2008